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                                                                      EXHIBIT 21

              List of Subsidiaries of Medical Manager Corporation


Company Name                                              Jurisdiction
------------                                              ------------
NMS Acquisition I Corp.                                   Delaware
SMI Acquisition I Corp.                                   Delaware
RTI Acquisition I Corp.                                   Delaware
SPI Acquisition I Corp.                                   Delaware
SPDI Acquisition I Corp.                                  Delaware
PPI Acquisition I Corp.                                   Delaware
